Exhibit 21
Darling Ingredients Inc.

List of Significant Subsidiaries of the Registrant

    The following are the significant subsidiaries of Darling Ingredients Inc. and the relevant jurisdiction in which they are organized.

Name	Where Organized

Griffin Industries LLC	Kentucky
Craig Protein Division, Inc.	Georgia
Darling National LLC	Delaware
Darling Green Energy LLC	Delaware
EV Acquisition LLC	Arkansas
Darling Global Holdings Inc.	Delaware
Darling International Netherlands B.V.	The Netherlands
Darling International Canada Inc.	Canada
Darling International NL Holdings B.V.	The Netherlands
Darling Global Finance B.V.	The Netherlands
Darling Insect Proteins LLC	Delaware
Enviroflight Farms, LLC	Delaware
Enviroflight, LLC	Delaware
DarPro Storage Solutions LLC	Delaware
Valley Proteins LLC	Virginia
Valley Proteins (DE), LLC	Delaware
Valley Proteins Asia Pte Ltd.	Singapore
AEM Federhen Partipaçőes Ltda.	Brazil
Agroindustrial São Francisco Ltda.	Brazil
Aquiraz Industria e Comercio de Gorduras e Proteínas Ltda.	Brazil
Araguaia Indústria de Óleos e Proteinas S/A (50%)	Brazil
Base Indústria e Comércio de Óleos e Proteínas Ltda.	Brazil
Best Commodity Trade B.V.	The Netherlands
Biogas Solutions BV	Belgium
B.V. CTH Groep	The Netherlands
Céu de Minas Nutrição Animal Ltda.	Brazil
Changchun Sonac Biotechnology Co. Ltd	China
China Millers Ltd	United Kingdom
Compofert BV	Belgium
Cordeiro Indústria e Comércio de Farinha e Gordura Animal Ltda	Brazil
CTH B.V.	The Netherlands
CTH België BV	Belgium
Triperia CTH Espana SL	Spain
CTH France SAS	France

CTH GmbH	Germany
CTH Porto - Industria Alimentar Unipessoal Lda	Portugal
CTH US Inc.	Delaware
Darling Ingredients Belgium Holding BV	Belgium
Darling Ingredients Germany Holding GmbH	Germany
Darling Ingredients International Holding B.V.	The Netherlands
Darling Ingredients International Rendering and Specialties B.V.	The Netherlands
Darling Ingredients Nederland B.V.	The Netherlands
Darling Ingredients Nederland Holding B.V.	The Netherlands
Darling (Shanghai) Management Co. Ltd	China
De Jong Sint Nicolaasga BV	The Netherlands
De Jong Vastgoed Sint Nyk BV	The Netherlands
Dynergy BV	Belgium
Ecoson B.V.	The Netherlands
Ecoson Burgum BV	The Netherlands
Ecoson Recycling BV	Belgium
Farfri Indústria e Comércio Ltda.	Brazil
Faros Indústria de Farinha de Ossos Ltda.	Brazil
Faros Transporte e Comercio Ltda	Brazil
FRR Participaçőes Societárias Ltda. (90.48%)	Brazil
FASA América Latina Participaçőes S.A.	Brazil
FASA Comercial Exportadora Ltda.	Brazil
FASAHO Holding S.A.	Brazil
FASALA LA.AM	Brazil
Gel Holdings II B.V.	The Netherlands
Gelnex B.V.	The Netherlands
Gelnex Inc.	New York
Gelnex Industria e Comercio Ltda.	Brazil
Gelnex Industria Y Comercio S.A.	Paraguay
Gelnex, S.A. de C.V.	Mexico
Global Ceramic Materials Ltd	United Kingdom
Group Op de Beeck - Materials & Treatment BV	Belgium
Harimex do Brazil Ltda	Brazil
Haripro SpA (50%)	Italy
Hepac B.V.	The Netherlands
HR-Service Nederland B.V.	The Netherlands
Hunan Teijsen Casings & Food Co. Ltd	China
IT Services B.V.	The Netherlands
LARU GmbH	Germany
Nevada Darmen- und Schlachtnebenprodukte Handels GmbH	Germany
Olense Kippeverwerking BV	Belgium
Op de Beeck BV	Belgium
Ossotuba Ind. E Comércio de Óleos e Proteínas Ltda.	Brazil
Petfar Indústria de Proteína Animal Ltda.	Brazil

Qionglai Sonac Biotechnology Co. Ltd	China
Quinari Indústria de Óleos e Proteínas Ltda.	Brazil
Rendac BV	Belgium
Rendac CES SA	Luxemburg
Rendac Icker GmbH & Co. KG	Germany
Rendac Jagel GmbH	Germany
Rendac Lingen GmbH	Germany
Rendac Rotenburg GmbH	Germany
Rendac Son B.V.	The Netherlands
Rendac Transport BV	Belgium
Rendac UDES BV	Belgium
Rendac Udes Transport BV	Belgium
Revada BV	Belgium
Rio Verde Indústria de Gorduras e Proteínas Ltda. (70%)	Brazil
Rousselot Argentina SA	Argentina
Rousselot (Da'an) Gelatin Co. Ltd (75%)	China
Rousselot (Guangdong) Gelatin Co. Ltd (75%)	China
Rousselot (M) SDN.BHD	Malaysia
Rousselot (Whenzou) Gelatin Co. Ltd (70%)	China
Rousselot Angouleme SAS	France
Rousselot B.V.	The Netherlands
Rousselot BV	Belgium
Rousselot Dubuque Inc.	Delaware
Rousselot Gelatin SL	Spain
Rousselot Gelatinas do Brasil Ltda	Brazil
Rousselot GmbH	Germany
Rousselot Inc.	Delaware
Rousselot Isle sur La Sorgue SAS	France
Rousselot Japan KK	Japan
Rousselot Peabody Inc.	Massachusetts
Rousselot SAS	France
Santa Rita Indústria de Óleos e Proteínas S/A	Brazil
São Domingos Indústria de Óleos e Proteínas S/A (50%)	Brazil
Senha Farinha e Óleo Ltda.	Brazil
Siping Sonac Biotechnology Co. Ltd	China
SNP Handels- und Beteiligungs GmbH	Germany
Sonac Lubien Kujawski spolka z ograniczona odpowiedzialnoscia (sp.z.o.o.)	Poland
Sobel Luxembourg Sarl	Luxemburg
Sonac Almere BV	The Netherlands
Sonac (China) Biology Co. Ltd	China
Sonac (Luohe) Biotechnology Co. Ltd	China
Sonac Australia PTY, Ltd	Australia
Sonac Bad Bramstedt GmbH	Germany
Sonac België BV	Belgium

Sonac Brünen GmbH	Germany
Sonac Burgum B.V.	The Netherlands
Sonac do Brasil Indústria e Comércio de Sub Produto Animal Ltda	Brazil
Sonac Eindhoven B.V.	The Netherlands
Sonac Elsholz GmbH	Germany
Sonac Erolzheim GmbH	Germany
Sonac Functional Products B.V.	The Netherlands
Sonac Gent BV	Belgium
Sonac (Guangdong) Biotechnology Co. Ltd	China
Sonac Harlingen B.V.	The Netherlands
Sonac Kiel GmbH	Germany
Sonac Lingen GmbH	Germany
Sonac Loenen B.V.	The Netherlands
Sonac Mering GmbH	Germany
Sonac Osetnica Sp.z o.o.	Poland
Sonac Son B.V.	The Netherlands
Sonac USA LLC	Delaware
Sonac Usnice Sp.z o.o.	Poland
Sonac Versmold GmbH	Germany
Sonac Vuren B.V.	The Netherlands
Thor Maquinas e Montagens Ltda.	Brazil
Treuhand SNP Icker GmbH	Germany
Van Helvert Recycling BV	Belgium
Vigor Indústria de Óleos e Proteínas Ltda.	Brazil
Vital Administradora de Imoveis Ltda.	Brazil
WellDpack BV	Belgium
Zafe Alimentos Ltda	Brazil
Zhejiang Sonac Biotechnology Co. Ltd	China